Exhibit 23.1

Ardmore Shipping Corporation

c/o Ardmore Shipping Services (Ireland) Limited

Unit 1102

One Albert Quay

Albert Quay

Cork, T12 X8N6

Ireland

19 November 2018

Dear Sir/Madam:

Reference is made to the registration statement on Form F-3 (File No. 333-213343) (the “Registration Statement”) and any prospectus supplement relating thereto (the “Prospectus”) of Ardmore Shipping Corporation (the “Company”) relating to the registration of securities described therein under the Securities Act of 1933, as amended (the “Securities Act”). We hereby consent to all references to our name in the Prospectus and the use of the statistical information supplied by us set forth in the section of the Company’s Form 20-F for the year ended December 31, 2017 (which is incorporated by reference into the Prospectus) entitled “The International Product and Chemical Tanker Industry” in Item 4.B of such Form 20-F. We further advise you that our role has been limited to the provision of such statistical data supplied by us. With respect to such statistical data, we advise you that:

(1) We have accurately described the international products and chemical tanker industry; and

(2) Our methodologies for collecting information and data may differ from those of other sources and does not reflect all or even necessarily a comprehensive set of the actual transactions occurring in the international products and chemical tanker industry.

We hereby consent to the filing of this letter as an exhibit to the Company’s Registration Statement filed with the Commission pursuant to the Securities Act and the reference to our firm in the section of the Prospectus entitled “Experts.”

Yours sincerely,

/s/ Nigel Gardiner

Nigel Gardiner

Group Managing Director

Drewry Shipping Consultants Ltd

LONDON | DELHI | SINGAPORE | SHANGHAI

Drewry Shipping Consultants, 15-17 Christopher Street, London EC2A 2BS, United Kingdom

t: +44 (0) 20 7538 0191 f: +44 (0) 20 7987 9396 e: enquiries@drewry.co.uk

Registered in England No. 3289135 Registered VAT No. 830 3017 77

www.drewry.co.uk